UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 31, 2012

BLACKROCK KELSO CAPITAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-33559	20-2725151
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

40 East 52nd Street
New York, NY 10022
(Address of principal executive offices)

(212) 810-5800
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On May 31, 2012, the Registrant reconvened its 2012 annual meeting of stockholders (the “Annual Meeting”), which was adjourned on May 9, 2012 to permit additional time to solicit stockholder votes for the second proposal described in the Registrant's definitive proxy statement for the Annual Meeting as filed with the Securities and Exchange Commission on March 16, 2012 (the "Proxy").  At the reconvened Annual Meeting, the Registrant's stockholders approved the second proposal described in the Proxy.  As of March 12, 2012, the record date, 73,424,682 shares of common stock were eligible to vote.

Second Proposal.  The Company’s stockholders approved a proposal to authorize flexibility for the Company, with approval of the Board of the Company, to sell or otherwise issue shares of its common stock (during the next 12 months) at a price below the Company’s then current net asset value per share in one or more offerings, subject to certain limitations set forth in the Proxy (including that the cumulative number of shares sold pursuant to such authority does not exceed 25% of the Company’s then outstanding common stock immediately prior to each such sale), as set forth below.

For	Against	Abstain	Broker Non-Votes
44,821,118	2,727,084	357,273	4,762,879

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BLACKROCK KELSO CAPITAL CORPORATION

Date: May 31, 2012	By:	/s/ Corinne Pankovcin
Name: Corinne Pankovcin
Title: Chief Financial Officer